Exhibit 99.1

Contact:	Monica Martines (216) 441-7346
Cherie Skoczen (216) 429-5194

For release Thursday, October 30, 2008

TFS Financial Corporation Declares Fourth Dividend

(Cleveland, OH – October 30, 2008) – TFS Financial Corporation (NASDAQ: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, announced today that the Board of Directors has declared the Company’s fourth quarterly cash dividend of $0.05 per share, payable on November 28, 2008 to stockholders of record on November 14, 2008. Third Federal Savings and Loan Association of Cleveland, MHC, has waived its right to receive the dividend on the 227,119,132 shares of common stock it owns.